EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

       This Employment Agreement (this "AGREEMENT") is made and entered into by and between COMVERGE TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), and ROBERT M. CHISTE (the "EXECUTIVE") as of this 1st day of September, 2001.

       The Company desires to employ the Employee under the terms and conditions set forth in this Agreement, and the Employee desires to accept such employment subject to the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual promises, terms, covenants, agreements and conditions set forth herein and performance of each, the parties agree as follows:

       1.     EMPLOYMENT AND RESPONSIBILITIES.

       (a) EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ Executive as Chief Executive Officer of the Company during the Term (as defined below), and the Executive hereby accepts such employment. Executive shall perform the duties, and assume the responsibilities and obligations, consistent with his position, as may be assigned to Executive from time to time by the Board of Directors of the Company (the "BOARD"). The Executive shall devote substantially all of his business time, attention and skill to the business and affairs of the Company and its affiliates, and shall faithfully and diligently perform Executive's responsibilities and duties hereunder. The foregoing notwithstanding, the parties recognize and agree that the Executive may engage in personal investments and other business, industry, civic and charitable activities that do not conflict with the business affairs of the Company or interfere with the Executive's performance of his duties and responsibilities hereunder. Executive's place of employment shall be at the Company's headquarters in Florham Park, New Jersey.

       (b) TERM. The term ("TERM") of this Agreement shall commence on the date hereof (the "EFFECTIVE DATE") and shall terminate, unless otherwise terminated earlier in accordance with paragraph 7 hereof, on December 31, 2002 (the "INITIAL TERM"), provided that the Term of this Agreement shall be automatically extended, subject to an earlier termination as provided in paragraph 7 hereof, for successive additional one (1) year periods (the "ADDITIONAL TERMS"), unless, at least 30 days prior to the end of the Initial Term or an Additional Term, the Company or Executive has notified the other in writing that the Term of this Agreement shall terminate at the end of such Initial Term or Additional Term, as the case may be.

       (c) MEMBERSHIP ON THE BOARD. During the Term of this Agreement, Executive shall be a director of the Company and the Vice Chairman of the Board, reporting to the

Chairman and subject to the terms and conditions of the Company's by-laws. Upon the termination of this Agreement, Executive shall be deemed to have automatically resigned as a director and the Vice Chairman of the Board without any further action by Executive.

       2. COMPENSATION; DSSI STOCK OPTIONS; DSSI RESTRICTED STOCK. For all services rendered by Executive to the Company, the Company shall compensate the Executive as follows:

       (a) BASE SALARY. The base salary payable to Executive under this Agreement shall be $250,000 per year, payable bi-weekly in arrears, commencing on the Effective Date, in accordance with the Company's usual and customary payroll practices for executive officers.

       (b) ADDITIONAL COMPENSATION AND OTHER BENEFITS. Subject to the terms and conditions set forth in this Agreement, Executive shall be entitled to receive the following additional compensation from the Company:

              (i) In consideration of consulting services rendered to the Company by the Executive in the capacity of an independent contractor prior to the date hereof, the Company shall pay to The Executive a single lump sum payment of $7,500 with respect to which sum (i) the Company shall not withhold any payroll taxes and shall timely issue a Form 1099 and (ii) the Executive shall be solely responsible for timely withholding and payment of all self-employment and income taxes required to be withheld and paid with respect to such consulting fees. Such payment shall be made on the date on which this Agreement is executed and delivered to the Company by the Executive.

              (ii) As consideration for entering into this Agreement, Executive shall be entitled to receive a one time bonus of $250,000 ("TRANSACTION BONUS") if and upon the earlier of (A) the consummation of an initial public offering of equity securities of the Company in which the Company receives gross proceeds of at least $10 million (the "IPO") or (B) the occurrence of a "Change in Control" (as hereinafter defined). For purposes of this Agreement, a "CHANGE IN CONTROL" shall mean the consummation of any of the following transactions in which the gross proceeds paid to the Company is equal to or greater than $20 million in cash or $25 million in publicly traded securities: (1) a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted in whole or part into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company. The Board shall have sole and absolute discretion whether or not to enter into or consummate any

       IPO or Change in Control. In addition, the Executive acknowledges that he will be an "interested director" with respect to any action or decision by the Board regarding an IPO or Change In Control and, consequently, the Executive acknowledge and agrees that he will not be entitled to vote as a director on any such IPO or Change in Control. The Transaction Bonus shall be paid to Executive within three business days after the consummation of the IPO or Change in Control, as the case may be.

              (iii) In addition to Executive's base salary and the Transaction Bonus, Executive shall be entitled to receive a performance bonus not to exceed seventy-five percent (75%) of the Executive's annual base salary (the "PERFORMANCE BONUS") for (A) the 16 month period commencing on the Effective Date and ending December 31, 2002 (which shall be pro rated to reflect such 16 month period) and (B) each full calendar year during the Term (each a "BONUS PERIOD"). The amount of the Performance Bonus paid to Executive for a Bonus Period shall be based on Executive's achieving reasonable performance objectives established by the Board (in good faith and in its sole discretion) for such Bonus Period. The Board shall establish reasonable performance objectives for the first Bonus Period within 30 days of the Effective Date, and reasonable performance objectives for each subsequent Bonus Period by January 31 of such Bonus Period. The Performance Bonus earned by Executive (if any) shall be paid within 90 days after each Bonus Period.

              (iv) As consideration for entering into this Agreement and, in particular, the non-competition agreement set forth herein, the Company shall grant to Executive an option to purchase 349,325 shares of the Company's Common Stock (the "COMVERGE OPTION"). The Comverge Option shall be in the form attached hereto as EXHIBIT A.

              (v) Executive shall be entitled to participate in all of the benefit plans and programs available to employees of the Company, including health, life, and disability plans and the Company's 401(k) Plan, as such plans or programs may be in effect from time to time and subject to the respective waiting period specified by any such plan or program for coverage of new employees. The Company may, in its sole and absolute discretion, determine to amend, revise, replace or terminate any such plans or programs at any time.

              (vi) The Executive shall be entitled to receive three weeks of vacation time annually, subject to the Company's regular personnel policies.

              (vii) The Company, upon presentation by Executive of appropriate documentation, shall reimburse Executive (A) for all reasonable and necessary business expenses incurred by Executive in connection with the performance of his duties under this Agreement, subject to Company's written policies with respect thereto as in effect from time to time, and
       (B) up to $8,000 in fees and expenses incurred by the Executive in connection with legal representation in the negotiation and documentation of this Agreement and the other agreements to be entered into by the Executive in connection with this Agreement, upon presentation to the Company by the Executive of a reasonably itemized invoice from his attorneys.

              (viii) It is contemplated that Executive will continue to maintain his residence in Texas until the consummation of the IPO and that Executive will maintain an apartment in the Florham Park vicinity. For a period of up to 12 months from the Effective Date (the "REIMBURSEMENT PERIOD"), the Company shall pay to Executive a monthly sum of $2,500, which shall be applied by Executive for the lease and maintenance of an automobile and the rental of an apartment in proximity to the Company's Florham Park, New Jersey office. In addition to this monthly stipend, the Company shall reimburse Executive up to $1000 per month for the purchase by Executive or his wife of airline tickets for travel between Texas and New Jersey/New York City. Executive agrees that he shall be responsible for any costs and expenses in excess of this stipend. The reimbursement of airline ticket expenses shall be subject to the requirements of
       Section 2(b)(vii) above. If the IPO has not been consummated by the end of the Reimbursement Period, then the payments and reimbursements under the provisions of this paragraph 2(b)(viii) shall continue until the earlier of six months or the consummation of the IPO.

              (ix) After the consummation of the IPO, the Company shall pay or reimburse Executive up to an aggregate of $50,000 of out-of-pocket relocation expenses (including, but not limited to, closing costs and broker commissions on Executive's old residence that was sold and on the Executive's new residence purchased, moving costs and travel expenses from the Executive's place of residence to his new place of residence) incurred or paid by Executive in connection with the relocation of Executive and his spouse to any place within 50 miles of Florham Park, New Jersey.

              (xi) The Company shall pay the cost up to $500 per year for an annual physical examination to be conducted by a doctor of medicine or clinic of the Executive's choosing anywhere in the United States of America.

              (xii) The Company shall pay the cost for the preparation of the Executive's personal federal and state tax returns prepared by the Company's tax preparation firm, Anchin Block & Anchin LLP.

       (c) DSSI STOCK OPTIONS AND DSSI RESTRICTED STOCK. Simultaneous with the parties' execution of this Agreement, the Company shall cause its parent company, Data Systems & Software Inc. ("DSSI"), to execute and deliver to Executive (i) an employee stock option issued under the DSSI 1994 Stock Incentive Plan (the "DSSI STOCK OPTION") exercisable for the purchase of 75,000 shares of common stock of DSSI ("DSSI STOCK") at an exercise price of $5.95 per share (which was the closing price of the DSSI Stock on July 31, 2001); and (ii) a restricted stock purchase agreement pursuant to which

Executive shall be entitled to purchase 50,000 shares of DSSI Stock at a purchase price per share of $5.95 per share (which was the closing price of the DSSI Stock on July 31, 2001) (the "DSSI RESTRICTED STOCK PURCHASE AGREEMENT"). The DSSI Stock Option shall be in the form attached hereto as EXHIBIT B and shall be subject to the terms and conditions of the DSSI 1994 Incentive Stock Plan, and the DSSI Restricted Stock Purchase Agreement shall be in the form attached hereto as EXHIBIT C.

       (d) RETIREMENT PAYMENTS. On January 1, 2003, if this Agreement and the Executive's employment hereunder have not been terminated, the Executive shall be eligible to receive retirement payments (the "RETIREMENT PAYMENTS") upon certain terminations of this Agreement and the Executive's employment hereunder occurring on or after the Executive's 60th birthday (the "ELIGIBILITY Date"). On and after the Eligibility Date, if this Agreement and the Executive's employment hereunder are terminated pursuant to paragraphs 7(a)(i), 7(a)(ii)(C) or 7(a)(iv) (the "EMPLOYMENT TERMINATION DATE"), the Company shall pay the Retirement Payments to the Executive during each 12 month period after the Employment Termination Date until the 7th anniversary thereof. The Retirement Payments shall be in the following amounts: (A) for each 12 month period after the Employment Termination Date and ending on the 4th anniversary thereof, 50% of the Executive's base salary in effect immediately prior to the Employment Termination Date (the "BASE Rate"); and (B) for each 12 month period after the 4th anniversary of the Employment Termination Date and ending on the 7th anniversary thereof, 25% of the Base Rate. All such Retirement Payments shall be paid to the Executive in appropriate installments in accordance with the Company's usual and customary payroll practices for executive officers. The provisions of this paragraph 2(d) shall survive the termination of this Agreement pursuant to paragraphs 7(a)(i), 7(a)(ii)(C) or 7(a)(iv) hereof.

       3. NONCOMPETITION AGREEMENT. In consideration of the compensation paid or payable to Executive by the Company pursuant to this Agreement (including, but not limited to, Paragraph 2(b)(iv) hereof), Executive hereby agrees as follows:

       (a) During the Term of this Agreement and for a period of two (2) years immediately following the termination of this Agreement, Executive shall not, directly or indirectly, for himself or on behalf of, or in conjunction with any other person, persons, company, partnership, limited liability company, corporation or other business entity or venture of whatever nature: (i) call upon any customer of the Company, past or present, including but limited to, any customers obtained for the Company by Executive, for the purpose of (A) soliciting or selling any products or services in competition with any products or services offered by the Company or (B) persuading, inducing or soliciting any such customer to discontinue conducting business with the Company or purchasing any of its products or services; (ii) call upon any employee or consultant of the Company for the purpose or with the intent of persuading or enticing any such employee or consultant away from or out of the employ of the Company; or
(iii) establish, enter into, be employed by or for, advise, consult with or become an owner in or a part of, any company, partnership, limited liability company, corporation or other business entity or venture of whatever nature or in any way engage for himself or for others, in any business that sells products or services that compete with or are similar to the products or services offered by the Company.

       (b) The existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not preclude the Company's enforcement of these covenants.

       (c) Executive acknowledges and agrees that the covenants set forth in this paragraph 3 are necessary and reasonable to protect the Company and the conduct of its business and are a fair and reasonable restraint on the Executive in light of the activities and business of the Company on the date of execution of this Agreement and the future plans of the Company; and that such covenants also be construed and enforced light of the activities and business of the Company (including business activities in the planning stage) on the date of termination of the Executive's employment with the Company.

       (d) The provisions of this paragraph 3 shall survive any termination of this Agreement and are subject to paragraph 8 of this Agreement.

       4. RETURN OF COMPANY PROPERTY. All products, records, designs, patents, trademarks, copyrights, plans, manuals, memoranda, lists and other documents or other property of the Company or any of its affiliates in the possession or control of Executive and all records compiled by the Executive which pertain to the business of the Company or its affiliates, shall be and remain the property of the Company and shall be subject at all times to its discretion and control. Likewise, all correspondence with customers or affiliates of the Company, all reports, records charts, and advertising materials and any data pertaining to the Company, its affiliates or the business of the Company or its affiliates by Executive, shall be delivered promptly to the Company without request on the date Executive's employment with the Company terminates or at any other time promptly upon request by the Company.

       5. INVENTIONS. Executive shall disclose promptly to the Company any and all conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Executive solely or jointly with another during the period of employment and which are related to the business or activities of the Company or its affiliates or which Executive conceives as a result of this employment by the Company, and Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or any copyright or trademark registration or to otherwise protect the Company's interest therein. The provisions of this paragraph 5 shall survive any termination or expiration of this Agreement. The obligations of Executive under this paragraph 5 shall continue beyond the termination of the Executive's employment with the company with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by

Executive during the period of employment and shall be binding upon Executive's assigns, executors administrator and other legal representatives.

       6.     CONFIDENTIALITY.

       (a) Executive acknowledges that the success of the Company is dependent upon its relationship with its employees and consultants as well as its business, operational and marketing plans, financial information, ideas, concepts, processes, business methods, procedures, operations, computer software, source codes, object codes, user interfaces, specifications, documentation, trade secrets, technology, cost, pricing and sales information, lists and files of the Company and its affiliates regarding employees,
consultants,   customers,   suppliers,   vendors  and   contractors   and  their
requirements, and any and all other confidential, proprietary, secret or non-public information of the Company and its affiliates (including, without limitation, Data Systems & Software Inc.) (collectively, the "CONFIDENTIAL INFORMATION"), and that it is imperative that the Confidential Information be maintained in strict confidence.

       (b) Executive shall keep and maintain all Confidential Information in strict confidence, not utilize or copy Confidential Information for any purpose other than in furtherance of the Company's business, and not transfer, divulge or disclose Confidential Information to any third party other than in furtherance of the Company's business. All of the Confidential Information shall be subject to the restrictions of this Agreement, whether or not otherwise protectable by patent, copyright or trademarks. In the event that an order or a subpoena issued by a court of competent jurisdiction requires Executive to disclose any Confidential Information, Executive shall be permitted to comply with such order, but shall consult with the Company in advance so as to enable the Company to attempt to narrow the scope of such disclosure and/or to challenge the order of disclosure.

       (c) Upon request of the Company or upon any termination or expiration of this Agreement, all copies of Confidential Information, whether in writing, digital, electronic, magnetic or in any other format, which is in the possession or control of Executive shall be promptly returned to the Company and Executive shall not retain any copies thereof.

       (d) The provisions of this paragraph 6 shall survive any termination of this Agreement and are subject to the provisions of paragraph 8 of this Agreement.

       7.     TERMINATION.

       (a) TERMINATION. This Agreement and Executive's employment by the Company may be terminated in any one of the following ways:

              (i) This Agreement and Executive's employment shall terminate immediately upon the date of Executive's death.

              (ii) Following an affirmative vote of two-thirds of the members of the Board, the Company may terminate this Agreement and Executive's employment for "Cause" at any time during the Term effective upon the Company's delivery of written notice thereof to Executive which notice shall specify the nature of the conduct constituting such "Cause" ("COMPANY NOTICE"). If the requisite affirmative vote of not less than two-thirds (2/3) of the Board is not obtained, any termination of the Executive's employment by the Company under this paragraph 7(a)(ii) shall be deemed a termination without Cause. For purposes of this subparagraph 7(a)(ii), the term "Cause" shall include (without limitation): (A) Executive's breach of any material provision of this Agreement; (B) Executive's material breach of any written Company policy contained in the Company's manual of policies and procedures; (C) Executive's inability to perform his duties under this Agreement because of illness, physical or mental disability, or other incapacity which continues for an uninterrupted period in excess of sixty (60) consecutive days or a cumulative period of one hundred twenty (120) days in any twelve (12) month period; (D) Executive's fraud with respect to the business or affairs of the Company; (E) the conviction of Executive of a felony crime; or (F) alcohol abuse or illegal drug use by Executive; PROVIDED, HOWEVER, that in the event of Executive's breach of any material provision this Agreement or material breach any of written Company policy or alcohol or illegal drug use as provided in subparagraphs 7(a)(ii)(A),
       (B) or (E) hereof, no Cause for termination shall be deemed to exist for any such breach which is curable and which is cured by Executive within ten (10) business days after the Company Notice has been delivered to Executive.

              (iii) The Company may terminate this Agreement and Executive's employment without Cause at any time during the Initial Term effective 30 days after written notice thereof is delivered to Executive.

              (iv) The Company or Executive may terminate this Agreement and Executive's employment without Cause upon delivery of written notice to other party at least 30 days prior to the end of the Initial Term or any Additional Term, and such termination shall be effective at the end of such Initial Term or Additional Term, as the case may be.

       (b)    RIGHTS UPON TERMINATION.

              (i) If this Agreement is terminated by the Company without Cause during the Initial Term pursuant to paragraph 7(a)(iii) hereof, Executive shall be entitled to receive (A) any earned but unpaid annual base salary through the effective date of such termination, (B) the balance of his annual base salary for the Initial Term, (C) one year of annual base salary (payable in a lump sum or in installments, as determined by the Company in its sole discretion), (D) reimbursement for expenses incurred in accordance with paragraph 2(b)(vii) of this Agreement, (E) any benefits available to Executive under the terms of the benefit plans and programs in which Executive is a participant on the effective date of such termination and (F) the Company shall pay the full cost of COBRA coverage under the Company's group health plan for the Executive and his family members who are entitled to such COBRA coverage until the Executive and such family members are covered under another health plan; PROVIDED, HOWEVER, if such termination occurs after an IPO, then the Executive shall be entitled to the items in paragraph 7(b)(i)(A), (B),
       (D), (E) and (F), PLUS 3 years of the Executive's base annual salary (payable in a lump sum), the reimbursement for any payment by the Executive of any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on the payments and benefits under this paragraph 7(b)(i) received or to be received by the Executive which are deemed the "parachute payment" (as such term is defined in Section 280G(2) of the Code) PROVIDED, HOWEVER, such reimbursement shall not exceed 15% of the "parachute payment", and full (100%) vesting in any non-vested portion any options with the Company and the DSSI Stock Option and full vesting and complete waiver of restrictions on any other equity or phantom equity incentives held by the Executive under any plan or contractual arrangement with the Company.

              (ii) If this Agreement is terminated by the Company without Cause at the end of the Initial Term or any Additional Term pursuant to paragraph 7(a)(iv) hereof, Executive shall be entitled to receive (A) any earned but unpaid annual base salary through the effective date of such termination, (B) one year of annual base salary (payable in a lump sum or in installments as determined by the Company, in its sole discretion),
       (C) reimbursement for expenses incurred in accordance with paragraph 2(b)(vii) of this Agreement, (D) any benefits available to Executive under the terms of the benefit plans and programs in which Executive is a participant on the effective date of such termination, and (E) the Company shall pay the full cost of COBRA coverage under the Company's group health plan for the Executive and his family members who are entitled to such COBRA coverage until the Executive and such family members are covered under another health plan; PROVIDED, HOWEVER, if such termination occurs after an IPO, then the Executive shall be entitled to the items in paragraph 7(b)(ii)(A), (C), (D), and (E), PLUS 3 years of the Executive's base annual salary (payable in a lump sum), on the payments and benefits under this paragraph 7(b)(ii) received or to be received by the Executive which are deemed the "parachute payment" (as such term is defined in Section 280G(2) of the Code) PROVIDED, HOWEVER, such reimbursement shall not exceed 15% of the "parachute payment", and full (100%) vesting of any non-vested portion of any options with the Company and the DSSI Stock Option and full vesting and complete waiver of restrictions on any other equity or phantom equity incentives held by the Executive under any plan or contractual arrangement with the Company.

              (iii) If this Agreement is terminated by the Company with Cause, by the Executive pursuant to paragraph 7(a)(iv) hereof or otherwise, or upon the death of Executive, Executive (or his estate or personal representative as the case may be) shall be entitled to receive (A) any earned but unpaid annual base salary through the effective date of such termination, (B) reimbursement for expenses incurred in accordance with paragraph 2(b)(vii) of this Agreement, and (C) any benefits available to Executive (or immediate family of a deceased employee as the case may be) under the terms of the benefit plans and programs in which Executive is a participant on the effective date of such termination.

       8.     SPECIFIC   PERFORMANCE;    INJUNCTIVE   RELIEF,   REFORMATION   OF
RESTRICTIONS

       (a) The parties recognize, acknowledge and agree that, if Executive commits a breach or the Company has reasonable evidence that Executive is about to commit a breach, of any of the provisions of paragraphs 3 or 6 hereof, the Company will suffer irreparable harm and injury, and money damages will not provide an adequate remedy to the Company. Accordingly, Executive agrees that, in any such event, the Company shall be entitled to have the provisions of this Agreement specifically enforced by any court having jurisdiction, without being required to post a bond or other security and without having to prove the inadequacy of the available remedies at law. In addition, the Company shall be entitled to avail itself of all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it sustains by reason of such breach. The Company agrees to notify Executive within seven (7) days after the discovery of any breach or anticipated breach of any of the provisions of paragraphs 3 or 6 hereof.

              (b) The parties acknowledge that the type and periods of restriction imposed on Executive pursuant to the provisions of paragraphs 3 and 6 hereof are fair and reasonable, and are reasonably required for the protection of the Company and its affiliates and the goodwill associated with the business of the Company and its affiliates. It is the express desire and intent of the parties that the provisions of paragraphs 3 and 6 be enforced to the fullest extent permissible. If any of the covenants in paragraphs 3 and 6, or any part of such paragraphs, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs 3 or 6, or any part of such paragraphs, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration of such provision and/or areas to which any such provision shall apply, and, in its reduced or limited form, said provision shall then be enforceable.

       9. REPRESENTATIONS OF EXECUTIVE. Executive has represented and hereby represents and warrants to the Company that the execution of this Agreement by Executive and his employment by the Company and performance of his duties hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity. Further, Executive agrees to indemnify the Company for any claim, including, but not limited to, attorney fess and expenses of investigation, by any such third party which such third party may now have or may hereafter come to have against the Company based upon or arising out of any noncompetition agreement or invention and secrecy agreement between Executive and such third party.

       10. COMPLETE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between Company and Executive with respect to the subject matter of this Agreement. This Agreement may not be modified except in writing signed by the Company and Executive and no term of this Agreement may be waived except in writing signed by the party waiving such term.

       11. NO WAIVER. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

       12. ASSIGNMENT; BINDING EFFECT. Executive understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Executive, therefore, agrees that he cannot assign all or any portion of this Agreement. Subject to the preceding two sentences, this Agreement shall be binding upon and inure to the benefit of the parties thereto, and their respective heirs, successors and assigns.

       13. SEVERABILITY. Except as provided in paragraph 8 hereof, the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement is unenforceable for any reason whosoever, such provision shall be appropriately limited and given effect to the extent that it may be enforceable.

       14. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

              To the Company            Comverge Technologies, Inc.
                                        23 Vreeland Road
                                        Florham Park, New Jersey 07932
                                        Attn:  Chairman of the Board

                                        With a copy to

                                        Sheldon Krause, Esq.
                                        Ehrenreich, Eilenberg & Krause LLP
                                        11 East 44th Street, 17th Floor
                                        New York, New York 10017


              To Executive              Robert M. Chiste
                                        15834 Hidden Cove
                                        Houston, Texas 77079

                                        With a copy to

                                        Sherwood O. Jones, Esq.
                                        Andrews & Kurth L.L.P.
                                        600 Travis, Suite 4200
                                        Houston, Texas 77002

Notice shall be deemed delivered (i) three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, (ii) upon hand delivery, (iii) one business day after deposit with Federal Express or other recognized over-night courier service, or
(iv) when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

       15. HEADINGS. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

       16.    GOVERNING LAW; JURISDICTION.

       (a) This Agreement shall in all respects be governed, enforced and construed according to the internal laws of the State of New Jersey without regard to the principles of the conflict of laws thereof.

       (b) All disputes or claims by the Executive in regard to this Agreement shall be directed to and determined by the Board and shall be in writing. Any decision by the Board on a claim or dispute by the Executive shall be delivered to the Executive in writing and shall set forth the specific reasons for the decision and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision and shall further allow the Executive to appeal to the Board a decision of the Board within 20 days after notification by the Board of its decision regarding the Executive's claim or dispute. Upon receipt of such a request, the Board shall reconsider its decision and notify the Executive of the Board's decision on reconsideration within 30 days after receipt of the request for reconsideration.

       (c) Except for equitable relief as specified in paragraphs 8 and 16(g) hereof and except for the Executive's claim under any Company benefit or compensation plans, programs, arrangements or awards (whether heretofore or hereafter established) which have a claim or dispute resolution procedure specifically applicable thereto, any dispute or controversy which is not resolved by agreement pursuant to paragraph 16(b) hereof, including all claims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Employment Dispute Resolution Rules then in effect with the American Arbitration

Association. The arbitration proceeding shall be conducted in Florham Park, New Jersey. This agreement to arbitrate shall be enforceable in either federal or state court.

       (d) The enforcement of the parties agreement to arbitrate and all procedural aspects of the provisions regarding such arbitration, including but not limited to, the construction and interpretation thereof, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act and shall be decided by the arbitrators. In deciding the substance of any such claims, the arbitrators shall apply the substantive laws of the State of New Jersey (excluding New Jersey choice-of-law principles that might call for the application of some other state's law).

       (e) The arbitration may be initiated by any party by providing to the other parties a written notice of arbitration specifying the claims. Within 30 days of the notice of initiation of the arbitration procedure, (1) the Executive shall nominate one arbitrator and (2) the Company shall nominate one arbitrator. The two arbitrators shall select a third arbitrator within 60 days of the original notice to arbitrate. If the two arbitrators fail to select a third arbitrator within such 60-day period, then either the Executive or the Company shall apply to the Senior Active United States District Judge for the State of New Jersey, who shall appoint a third arbitrator. While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the party that appointed such arbitrator. Evident partiality on the part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator.

       (f) The three arbitrators shall by majority vote resolve all disputes between the parties. If the parties agree in writing, there shall be no transcript of the hearing before the arbitrators. The arbitrators' decision shall be in writing. The arbitrators shall assign the reasons for their decision. The arbitrators shall certify in their award that they have faithfully applied the terms and conditions of this paragraph 16. All proceedings conducted hereunder and the decision of the arbitrators shall be kept confidential by the parties, e.g., the arbitrators' award shall not be released to the press or published in any of the various arbitration reporters. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction.

       (g)    Notwithstanding  any provision of this  Agreement to the contrary,
(i) the provisions of paragraph 8 shall govern any breach or threatened breach of any provision of paragraphs 3 or 6, and (ii) in the event of a breach or threatened breach by the Executive of any of the covenants set forth in paragraphs 4 or 5 hereof, the Company shall be entitled to seek equitable relief, including an injunction, in any court of proper jurisdiction to maintain the status quo pending the resolution of the dispute by binding arbitration as provided above. With respect to any such action, the Executive and the Company hereby irrevocably submit to the exclusive jurisdiction of any Federal or State court sitting in the State of New Jersey, and agree that process in any such action shall be valid and effective for all purposes if served upon the respective party in accordance with the notice provisions of paragraph 14 hereof.

       (h) In any arbitration or equitable proceeding under this Agreement (including, without limitation, paragraphs 8 and 16 hereof), the losing party shall pay all legal fees, arbitration fees and expenses incurred by the prevailing party in such dispute. Such payments shall be made within five (5) business days after delivery of the prevailing party's written request for payment accompanied with reasonably detailed evidence of fees and expenses incurred by the prevailing party.

       17. NO MITIGATION; LIMITED OFFSET. The Company agrees that, if the Executive's employment with the Company is terminated hereunder, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 7 hereof. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, or by offset against any amount claimed to be owed by the Executive to the Company (unless such amount is evidenced by a promissory note signed by the Executive), or otherwise.

       18. COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.








                        [Signatures appear on next page]

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

THE COMPANY:                        COMVERGE TECHNOLOGIES, INC.


                                    By:     /s/ George Morgenstern
                                       -----------------------------------------
                                    Name:    George Morgenstern
                                         ---------------------------------------
                                    Title:   Chairman
                                          --------------------------------------


EXECUTIVE:




                                      /s/ Robert M. Chiste
                                    --------------------------------------------
                                    Robert M. Chiste